Exhibit 23.2

Consent of Independent Auditor

SciQuest, Inc.

Cary, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 9, 2013, relating to the consolidated financial statements of CombineNet, Inc. appearing in the Company’s financial statements for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Alpern Rosenthal

Alpern Rosenthal

Pittsburgh, Pennsylvania

February 5, 2014